Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355	/ Lynn Lewis
CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Greg Chodaczek / Lynn Lewis Phone: 646-924-1769 investors@cryolife.com

CryoLife Reports Second Quarter 2019 Financial Results

Second Quarter and Recent Business Highlights:

•

Total revenues were $71.1 million in the second quarter of 2019, reflecting year over year growth of 4% and a 7% increase on a non-GAAP constant currency basis, both compared to the second quarter of 2018

o	BioGlue® revenues increased 5%, and 7% on a non-GAAP constant currency basis, both compared to the second quarter of 2018
o	On-X® revenues increased 4%, and 5% on a non-GAAP constant currency basis, both compared to the second quarter of 2018
o	JOTEC® revenues were flat, and increased 8% on a non-GAAP constant currency basis,

both compared to the second quarter of 2018

•	Net income was $2.8 million, or $0.07 per fully diluted common share; non-GAAP net income was $4.1 million, or $0.11 per fully diluted common share

ATLANTA, GA – (July 30, 2019) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the second quarter ended June 30, 2019.

“Our second quarter performance marked another period of consistent growth despite headwinds.  We also continued to make important progress advancing our clinical pipeline and R&D programs” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “We expect the second half of 2019 to commence the start of a multi-year launch of next generation products into existing and new geographies.  This is an exciting time in our history and we are confident we have the right mix of differentiated products supported by our experienced sales organization to take the Company to higher levels of revenue performance.”

Second Quarter 2019 Financial Results

Total revenues for the second quarter of 2019 were $71.1 million, reflecting growth of 4%, and 7% on a non-GAAP constant currency basis, both compared to the second quarter of 2018.  The non-GAAP increase was driven by revenue growth from BioGlue, On-X, JOTEC, and tissue processing.

Net income for the second quarter of 2019 was $2.8 million, or $0.07 per fully diluted common share, compared to a net income of $226,000, or $0.01 per fully diluted common share for the second quarter of 2018.  Non-GAAP net income for the second quarter of 2019 was $4.1 million, or $0.11 per fully diluted common share, compared to non-GAAP net income of $3.9 million, or $0.10 per fully diluted common share for the second quarter of 2018.

2019 Financial Outlook

CryoLife is reiterating its full-year financial guidance, with total revenues for 2019 expected to be in the range of $280 million to $284 million and non-GAAP earnings per share expected to be between $0.28 and $0.32.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2019 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP net income and non-GAAP EBITDA results exclude (as applicable) business development and integration expenses, amortization expense, inventory basis step-up expense, loss on foreign currency revaluation, and stock-based compensation expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company has excluded the impact of changes in currency exchange from certain revenues to evaluate growth rates on a constant currency basis.  The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, July 30, 2019 at 4:30 p.m. EDT to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through August 7, 2019 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13692463.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our belief that we expect the second half of 2019 to commence the start of a multi-year launch of next generation products into existing and new geographies and we have the right mix of differentiated products supported by our experienced sales organization to take the Company to higher levels of revenue performance.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2018.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Products	$51,168	$49,313	$99,569	$92,911
Preservation services	19,971	19,183	39,075	37,533
Total revenues	71,139	68,496	138,644	130,444

Cost of products and preservation services:
Products	14,489	13,550	28,315	27,707
Preservation services	9,684	9,095	19,090	17,658
Total cost of products and preservation services	24,173	22,645	47,405	45,365

Gross margin	46,966	45,851	91,239	85,079

Operating expenses:
General, administrative, and marketing	34,623	34,727	71,143	72,075
Research and development	5,841	5,719	11,389	11,089
Total operating expenses	40,464	40,446	82,532	83,164
Operating income	6,502	5,405	8,707	1,915

Interest expense	3,811	4,103	7,705	7,759
Interest income	(233)	(30)	(349)	(89)
Other expense, net	185	1,466	262	1,285

Income (loss) before income taxes	2,739	(134)	1,089	(7,040)
Income tax benefit	(93)	(360)	(1,446)	(3,411)

Net income (loss)	$2,832	$226	$2,535	$(3,629)

Income (loss) per common share:
Basic	$0.08	$0.01	$0.07	$(0.10)
Diluted	$0.07	$0.01	$0.07	$(0.10)

Weighted-average common shares outstanding:
Basic	37,156	36,318	36,968	36,233
Diluted	37,838	37,249	37,789	36,233

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Products:
BioGlue	$17,933	$17,069	$35,155	$33,039
JOTEC	17,208	17,205	33,162	31,665
On-X	12,410	11,888	24,141	22,197
CardioGenesis cardiac laser therapy	1,898	1,578	3,612	2,924
PerClot	784	968	1,834	1,940
PhotoFix	935	605	1,665	1,146
Total products	51,168	49,313	99,569	92,911

Preservation services:
Cardiac tissue	10,500	9,055	19,430	17,158
Vascular tissue	9,471	10,128	19,645	20,375
Total preservation services	19,971	19,183	39,075	37,533

Total revenues	$71,139	$68,496	$138,644	$130,444

Revenues:
U.S.	$38,239	$36,719	$75,563	$71,607
International	32,900	31,777	63,081	58,837
Total revenues	$71,139	$68,496	$138,644	$130,444

	(Unaudited)
	June 30,	December 31,
	2019	2018

Cash, cash equivalents, and restricted securities	$40,255	$42,236
Total current assets	188,557	179,168
Total assets	597,123	571,091
Total current liabilities	37,468	34,523
Total liabilities	314,970	296,024
Shareholders’ equity	282,153	275,067

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income (Loss) and Diluted Income (Loss) Per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP:
Income (loss) before income taxes	$2,739	$(134)	$1,089	$(7,040)
Income tax benefit	(93)	(360)	(1,446)	(3,411)
Net income (loss)	$2,832	$226	$2,535	$(3,629)

Diluted income (loss) per common share:	$0.07	$0.01	$0.07	$(0.10)

Reconciliation of income (loss) before income
taxes, GAAP to adjusted net income,
non-GAAP:
Income (loss) before income taxes, GAAP	$2,739	$(134)	$1,089	$(7,040)
Adjustments:
Business development and integration expenses	203	1,294	1,312	5,016
Amortization expense	2,557	2,753	5,136	5,488
Inventory basis step-up expense	--	1,237	--	2,743
Adjusted income before income taxes,
non-GAAP	5,499	5,150	7,537	6,207
Income tax expense calculated at a
pro forma tax rate of 25%	1,375	1,288	1,884	1,552
Adjusted net income, non-GAAP	$4,124	$3,862	$5,653	$4,655

Reconciliation of diluted income (loss) per
common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.07	$0.01	$0.07	$(0.10)
Adjustments:
Business development and integration expenses	--	0.03	0.03	0.13
Amortization expense	0.06	0.07	0.13	0.14
Inventory basis step-up expense	--	0.03	--	0.07
Tax effect of non-GAAP adjustments	--	(0.03)	(0.03)	(0.08)
Effect of 25% pro forma tax rate	(0.02)	(0.01)	(0.05)	(0.04)
Adjusted diluted income per common share,
non-GAAP:	$0.11	$0.10	$0.15	$0.12

Diluted weighted-average common
shares outstanding	37,838	37,249	37,789	37,152

            CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018	Growth Rate	2019	2018	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$71,139	$68,496	4%	$138,644	$130,444	6%
Impact of changes in currency exchange	--	(1,738)		--	(3,074)
Total constant currency revenues, non-GAAP	$71,139	$66,758	7%	$138,644	$127,370	9%

Reconciliation of total BioGlue revenues, GAAP to
total BioGlue revenues, non-GAAP:
Total BioGlue revenues, GAAP	$17,933	$17,069	5%	$35,155	$33,039	6%
Impact of changes in currency exchange	--	(295)		--	(517)
Total constant currency BioGlue revenues, non-GAAP	$17,933	$16,774	7%	$35,155	$32,522	8%

Reconciliation of total On-X revenues, GAAP to
total On-X revenues, non-GAAP:
Total On-X revenues, GAAP	$12,410	$11,888	4%	$24,141	$22,197	9%
Impact of changes in currency exchange	--	(91)		--	(168)
Total constant currency On-X revenues, non-GAAP	$12,410	$11,797	5%	$24,141	$22,029	10%

Reconciliation of total JOTEC revenues, GAAP, to
total JOTEC revenues, non-GAAP:
Total JOTEC revenues, GAAP	$17,208	$17,205	0%	$33,162	$31,665	5%
Impact of changes in currency exchange	--	(1,299)		--	(2,284)
Total constant currency JOTEC revenues, non-GAAP	$17,208	$15,906	8%	$33,162	$29,381	13%

            CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss), GAAP
to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$2,832	$226	$2,535	$(3,629)
Adjustments:
Depreciation and amortization expense	4,381	4,730	8,731	9,106
Income tax benefit	(93)	(360)	(1,446)	(3,411)
Interest income	(233)	(30)	(349)	(89)
Interest expense	3,811	4,103	7,705	7,759
Inventory basis step-up expense	--	1,237	--	2,743
Business development and integration expenses	203	1,294	1,312	5,016
Loss on foreign currency revaluation	176	1,477	250	1,458
Stock-based compensation expense	2,266	1,872	4,119	3,120
Adjusted EBITDA, non-GAAP	$13,343	$14,549	$22,857	$22,073